SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INTERPOOL, INC.
(Exact name of the Registrant as specified in its charter)

Delaware (State of incorporation or organization)	13-3467669 (I.R.S. Employer Identification No.)

211 College Road East, Princeton, New Jersey 08540
(Address of principal executive offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [   ]

Securities Act registration statement file number to which this form relates, if applicable:     333-86370

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
9.25% Convertible Redeemable Subordinated Debentures Due 2022	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant's Securities to be Registered.

The description of the 9.25% Convertible Redeemable Subordinated Debentures Due 2022 of Interpool, Inc. (the "Company") to be registered hereunder is set forth under the caption "Description of Debentures" in the Prospectus included within Post-Effective Amendment No. 1 to the Registration Statement of the Company filed on Form S-1 filed on November 15, 2002 with the Securities and Exchange Commission (Registration No. 333-86370) (the "Registration Statement") which is incorporated herein by reference.

Item 2. Exhibits.

4.1	Form of Indenture, between the Company and The Bank of New York, as trustee, (Incorporated by reference to Exhibit 4.2 of the Registration Statement).

4.2	Form of First Supplemental Indenture, between the Company and The Bank of New York, as trustee (Incorporated by reference to Exhibit 4.3 of the Registration Statement).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

INTERPOOL, INC. By: /s/ Mitchell I. Gordon Mitchell I. Gordon Chief Financial Officer and Executive Vice President

Dated: November 22, 2002